UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010
P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 888-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 22, 2010, P.F. Chang’s China Bistro, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of the Company’s common stock, par value of $0.001 per share, voted in person or by proxy at the Meeting was 21,333,565, representing approximately 92% of the 23,117,592 shares outstanding and entitled to vote at the Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter is set out below.
1)	The proposal to elect the nominees listed below as directors of the Company.

				Broker Non-
	For	Against	Abstain	Votes
Kerrii B. Anderson	19,579,958	64,925	408	1,688,274
Richard L. Federico	19,386,212	244,655	14,424	1,688,274
Lesley H. Howe	19,579,990	64,876	425	1,688,274
Dawn E. Hudson	19,579,554	65,329	408	1,688,274
Kenneth A. May	19,580,130	64,637	524	1,688,274
M. Ann Rhoades	19,579,707	65,189	395	1,688,274
James G. Shennan, Jr.	19,469,227	173,877	2,187	1,688,274
Robert T. Vivian	19,495,610	149,107	574	1,688,274
R. Michael Welborn	19,480,852	164,015	424	1,688,274
Kenneth J. Wessels	19,579,400	65,424	467	1,688,274
2)	The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2011.

				Broker Non-
	For	Against	Abstain	Votes
Ratification of KPMG LLP	21,303,663	29,482	420	—
3)
The proposal to adjournment the meeting to another time or place, if necessary in the judgment of proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals.

				Broker Non-
	For	Against	Abstain	Votes
Adjournment of Meeting	16,509,550	4,815,896	8,119	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010	P.F. Chang’s China Bistro, Inc.
/s/ Mark D. Mumford
Mark D. Mumford
Chief Financial Officer